Exhibit 99


              Environmental Power Corporation's Microgy Subsidiary
                    Commences Construction on Second Project

    PORTSMOUTH, N.H.--(BUSINESS WIRE)--May 20, 2004--Microgy Cogeneration Systems, Inc., a wholly-owned subsidiary of Environmental Power Corporation (OTCBB: POWR), announced today that it had commenced construction on its second anaerobic digester system, pursuant to Microgy's relationship with Dairyland Power Cooperative. This digester will be located at and owned by the Wild Rose Dairy of LaFarge, Wisconsin.
    The Wild Rose project represents the second facility to enter construction under Microgy's relationship with Dairyland Power Cooperative, following Microgy's commencement of construction on a similar project for Five Star Dairy of Elk Mound, Wisconsin earlier this month. The Wild Rose project, similar to the Five Star digester system that began construction earlier this month, will use manure from the farm's dairy operations to create and supply biogas to a
0.775 MW generator. In all, Microgy currently has agreements to construct five projects of this type.
    Donald A. Livingston, President of Microgy, stated, "The beginning of construction at Wild Rose demonstrates Microgy's increasing momentum in the execution of its business plan. As more of these projects are built and enter service, more farmers will be able to see and experience first hand the benefits of a Microgy anaerobic digester system. As more farms begin to enjoy the benefits of a Microgy digester, we believe neighboring farms will want one."
    "We could not be more pleased with the way that Microgy continues to grow its business, and starting construction of its second project is just more evidence of Microgy's progress," Kam Tejwani, President and Chief Executive Officer of Environmental Power, stated. "Microgy has ambitious plans to recognize its first product sales revenues this year, and having two projects in construction brings Microgy closer to that goal."

    ABOUT ENVIRONMENTAL POWER CORPORATION

    Environmental Power Corporation (OTCBB: POWR) is a leader in resource management and energy production technologies that serve multiple socially responsible markets. Its wholly-owned subsidiary, Microgy Cogeneration Systems, Inc., owns a license to a proprietary technology to convert manure and food industry wastes into biogas, providing a waste management solution with the potential to pay for itself by producing renewable energy and other residual products valuable to farmers and growers. For more information visit the company's web site at www.environmentalpower.com.

    CAUTIONARY STATEMENT

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned projects, statements regarding sales pipeline, backlog and revenue projections, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Environmental Power Corporation
             Investor Contact:
             Kam Tejwani, 603-431-1780
             ktejwani@environmentalpower.com
             or
             Media Contact:
             Kate Dolan, 603-431-1780
             kdolan@environmentalpower.com